Exhibit 99.1

Included in this Exhibit 99.1 is text of certain information presented by PacifiCare Health Systems, Inc. at an investor conference held on June 11, 2004, along with reconciliations of the differences between certain non-GAAP financial measures presented at the investor conference to the most directly comparable GAAP financial measures. In this Exhibit 99.1 we refer to PacifiCare Health Systems, Inc. as “PacifiCare,” the “Company,” “we,” “us” or “our.” Other financial and statistical information that was discussed during the investor conference and that is not listed on this page can be found in the Company’s earnings releases and filings with the Securities and Exchange Commission which are available on the Company’s website at www.PacifiCare.com.

The information presented below was prepared as of June 11, 2004 and may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking and cautionary statements contained in the Company’s filings with the Securities and Exchange Commission.

Forecasted M+C Membership

M+C membership is forecasted to be:

	Period Ended
	June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	Dec. 31, 2005
Ending Membership	688,588	708,160	736,000	786,000

Earnings Guidance

The Company reconfirmed its previous earnings guidance on June 10, 2004 through the issuance of a press release filed on Form 8-K. The following table sets forth a summary of the previous components of this previous earnings guidance that was reconfirmed:

	2004	2005
Operating Revenue	Up 14% - 14.5%
EBITDA	$575 million - $585 million
Free Cash Flow	$270 million - $280 million
Net Income	$296 million - $306 million	$350 million - $360 million
EPS	$3.07 - $3.17
Cash Flow from Operations	$630 million - $650 million
Weighted Average Shares Outstanding	96.6 million	97.5 million
Operating Margins
Commercial	15.5% - 16.0%
Senior	13.0% - 13.5%
Specialty & Other	48.5% - 49.5%
MLR’s
Consolidated	84.5% - 85.5%
Commercial (Private)	83.0% - 84.0%
Senior (Private)	68.5% - 69.5%
Senior (Government)	86.5% - 87.5%
SG&A Ratio	12.5% - 13%
Tax Rate	38.9%
Membership Growth
Commercial	5.0% - 6.0%
Senior	7.5% - 8.0%
Average Monthly Premium from CMS	Up 8% - 9%	Up 6% - 6.5%

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Commercial Insured Gross Margin Per Member Per Month

Commercial insured gross margin per member per month (PMPM) is computed as (i) private commercial premium revenue less related health care services and other expenses divided by (ii) commercial HMO (including POS), PPO and Indemnity member months. Private commercial premium revenue is computed as commercial revenue as reported on the consolidated statement of operations plus specialty premium revenue, less administrative service fee revenue, and adjusted for eliminations.

The following sets forth a reconciliation of the commercial insured gross margin PMPM to commercial revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of operations for the years ended December 31, 2001, 2002 and 2003, and the plan for the year ending December 31, 2004:

(Amounts in millions, except member months which are in thousands and PMPM amounts which are in dollars)	2001 Actual	2002 Actual	2003 Actual	2004 Plan
Commercial revenue	$4,553.9	$4,783.0	$5,043.3	$5,721.9
Net effect of specialty premium revenue, administrative service fees and eliminations	249.3	272.5	277.0	326.3

Private commercial premium revenue (A)	$4,803.2	$5,055.5	$5,320.3	$6,048.2

Health care services and other expenses	$4,101.9	$4,205.4	$4,270.3	$4,804.7
Net effect of specialty health care services and other expenses and eliminations	185.0	195.5	200.9	233.1

Health care services and other expenses related to private commercial premium revenue (B)	$4,286.9	$4,400.9	$4,471.2	$5,037.8

Commercial insured gross margin (C) = (A) — (B)	$516.3	$654.6	$849.1	$1,010.4
Commercial HMO, PPO and Indemnity member months (D)	31,533	28,704	25,746	26,607

Commercial insured gross margin PMPM (C) / (D)	$16.37	$22.81	$32.98	$37.97